UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

KENDLE INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

Ohio	000-23019	31-1274091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
441 Vine Street, Suite 1200, Cincinnati, Ohio
45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 381-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Effective June 27, 2007, Kendle International Inc. (the "Company") and UBS AG, Stamford Branch executed an Increase Joinder Agreement which contemplates that subject to certain conditions, the revolving credit loan available under the Credit Agreement, as amended, among the Company, certain of its subsidiaries, various lenders (the "Lenders"), and UBS AG, Stamford Branch, as administrative agent for the Lenders, is increased by $28.5 million.  Existing lenders under the Credit Agreement have committed to the requested increase but the effectiveness of such increase is subject to certain conditions precedent.  If these conditions are satisfied, the Company will have a total available revolving credit loan under the Credit Agreement of $53.5 million.  If such conditions are not satisfied on or prior to September 25, 2007, the additional commitments shall terminate.  As of June 27, 2007, no amounts were outstanding under the Company's revolving credit loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

Date: June 28, 2007	By:	/s/ Karl Brenkert III
Karl Brenkert III Senior Vice President and Chief Financial Officer